UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 17, 2008

Commission File Number: 000-32865

WORDLOGIC CORPORATION
(Exact Name of Registrant as Specified in Charter)

NEVADA
(state or other jurisdiction of incorporation or organization)

650 West Georgia Street, Suite 2400
Vancouver, British Columbia, Canada V6B 4N7
(Address of principal executive offices)

(604) 257-3660
Issuer’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry into Material Definitive Agreement

On December 17, 2008 the Registrant, WordLogic Corporation, entered into a debt settlement agreement with EH & P Investments AG regarding the repayment of certain loans made to the Registrant pursuant to three separate loan agreements with EH & P Investments AG entered into on March 1, 2005, May 11, 2005 and October 12, 2006.  Pursuant to the debt settlement agreement, the Registrant has agreed to issue to EH & P Investments AG 3,930,879 common shares in the Registrant’s capital stock at the price of $0.15 per share for a total value of approximately $589,631, representing the full amount of principal and interest due and outstanding pursuant to loan agreements.

Item 9.01 Exhibits

(c)	Exhibits. The following exhibits are included as part of this report:

	10.1	Debt Settlement Agreement with EH & P Investments AG executed on December 17, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 22, 2008	WORDLOGIC CORPORATION
(Registrant)

By: /s/ Frank Evanshen
President, Chief Executive Officer, Director